Authorization Letter

I, Mrs.LAI WaiChi ,a citizen of the Hong Kong (the “HK”) with the ID No. of H412251(A) , is the sole shareholder of Oriental Excel Enterprises Limited (“Oriental”), a BVI corporation. Star Blessing Enterprises Limited (“Star Blessing”), is a wholly-owned subsidiary of the Oriental, holding 89.4% equity interest of Goodwill Rich International Limited (“Goodwill”), a Hong Kong company. I hereby irrevocably authorize Mr. An Fengbin, a resident of PRC with ID No. of 210211196701081410 , with the following powers and rights.

As the sole director of Oriental, Star Blessing, Goodwill and the potential wholly foreign owned enterprise(WFOE) in Dalian, China, I irrevocably authorize Mr. An Fengbin to exercise director’s rights of Oriental, Star Blessing, Goodwill and WFOE. I undertake that I will not appoint any additional director without the prior written consent of Mr. An Fengbin. I irrevocably authorize Mr. An Fengbin to participate in the shareholder’s meeting and exercise the shareholder’s right as the majority shareholder on my behalf.

 /s/ Lai Waichi (Signature)

October 28, 2008

Amendment to Authorization Letter

This Amendment to Authorization Letter (the “Amendment”), dated July 10, 2009, is made to the Authorization Letter, dated October 28, 2008, by Mrs.LAI WaiChi ,a citizen of Hong Kong (the “HK”) with Passport No.                         , and Mr. An Fengbin, a citizen of the PRC.

Star Blessing Enterprises Limited (“Star Blessing”), is a wholly-owned subsidiary of the Oriental, holding 89.4% equity interest of Andatee China Marine Fuel Services Corporation (“Andatee”), which will own 100% equity interest of Goodwill Rich International Limited (“Goodwill”), a Hong Kong company, after the potential share exchange agreement is signed.

I irrevocably authorize Mr. An Fengbin to participate in the shareholder’s meeting and exercise the right of electing, designating or appointing the director, general manager, financial controller or other senior management personnel, and the matters of distribution of dividend of Andatee as the majority shareholder on behalf of me.

Except as otherwise described in this Amendment, the terms and conditions of the Authorization Letter shall remain in full force and effect.

 /s/ Lai Waichi (Signature)

July 10, 2009